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                                                                      EXHIBIT 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 17, 1994, in the Registration Statement (Form S-1) and related Prospectus of Alco Standard Corporation for the registration of 2,500,000 shares of its common stock.

  Our audits also included the financial statement schedules of Alco Standard Corporation listed in item 16(b). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Philadelphia, Pennsylvania                      /s/ Ernst & Young LLP
December 14, 1994                               -----------------------
                                                    Ernst & Young LLP